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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this registration statement on Form S-1 of our report dated March 26, 1999 relating to the consolidated financial statements of MyPoints.com, Inc. (formerly Intellipost Corporation), which appear in such registration statement. We also consent to the references to us under the captions "Experts" and "Selected Financial Data" in such registration statement.

/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
San Francisco, California
January 19, 2000